UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 7, 2007

NOVAVAX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-26770	22-2816046
(State or other jurisdiction of incorporation or	(Commission File Number)	(I.R.S. Employer Identification No.)
organization)

9920 Belward Campus Drive
Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(240) 268-2000

508 Lapp Road, Malvern, Pennsylvania 19355
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Election of Directors. On March 7, 2007, the Board of Directors of Novavax, Inc., (the “Company”) elected John Lambert as a Class I director, effective immediately. Mr. Lambert was then named Chairman of the Board of Directors. Mr. Gary Evans, the former Chairman of the Board was named the lead independent director of the Board of Directors. Mr. Lambert was not elected pursuant to any arrangement or understanding between him and any other person and was not appointed to serve on any committees of the Board of Directors.

Mr. Lambert has been acting as a consultant to the Company on specific projects. Through March 7, 2007, he has been paid an aggregate of approximately $34,000 in consulting fees for such services. The Company is currently negotiating an agreement under which consideration will be paid to Mr. Lambert for his services to the Company.

The Company issued a press release on March 8, 2007 announcing the appointment of Mr. Lambert as the Executive Chairman. A copy of the release is furnished with this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

     (d)  Exhibits

Exhibits

     99.1 Press release issued by Novavax, Inc., dated March 8, 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Novavax, Inc. (Registrant) By: /s/ Jeffrey W. Church Name: Jeffrey W. Church Title: Vice President, Treasurer and Chief Financial Officer
March 13, 2007

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